UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 9, 2024

CVD EQUIPMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	1-16525	11-2621692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Drive Central Islip, New York	11722
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (631) 981-7081

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of CVD Equipment Corporation (the “Company”) was held on August 9, 2024. At the Annual Meeting, the shareholders of the Company voted on the following three proposals and cast their votes as described below. The proposals are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on June 21, 2024.

Proposal 1: The election of the six nominees listed below to serve on the Board of Directors of the Company until the 2025 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

Nominee	Number of Votes Cast in Favor	Number of Votes Withheld	Number of Broker Non- Votes

Lawrence J. Waldman	3,251,375	169,722	1,979,465
Emmanuel Lakios	3,152,444	268,653	1,979,465
Andrew Africk	3,409,454	11,643	1,979,465
Robert M. Brill	3,125,561	299,536	1,979,465
Ashraf Lotfi	3,202,813	218,284	1,979,465
Debra Wasser	3,195,153	225,944	1,979,465

Proposal 2: The ratification of Marcum, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstained	Number of Broker Non-Votes

5,382,634	12,741	5,187	0

Proposal 3: The approval of a non-binding advisory resolution supporting the compensation of the Company’s named executive officers.

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstained	Number of Broker Non-Votes

3,168,590	244,613	7,894	1,979,465

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 12, 2024

CVD EQUIPMENT CORPORATION

By:	/s/ Richard Catalano
Name:	Richard Catalano
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer